EXHIBIT 99.1

Bridgeline Reports Financial Results for

the Second Quarter and for First Six Months of Fiscal 2010

Woburn, MA, May 14, 2010 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a developer of award winning web application management software and award-winning interactive technology solutions, today announced financial results for its second quarter and six month period ended March 31, 2010.

Highlights from the second quarter of fiscal 2010 include:

●
iAPPS Content Manager won the 2010 CODiE Award as the Best Web Content Management Product. The CODiE awards are recognized as one of the best-established and most comprehensive technology awards in the world.

●	Bridgeline had 636 customers, of which 490 or 77% of these customers paid a monthly subscription fee or a monthly managed service fee.

●	Non-GAAP adjusted net income of $166 thousand

●	Income from operations of $30 thousand and net income of $20 thousand

●	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) and before stock compensation of $528 thousand

●	A balance sheet at March 31, 2010 with total assets of $25.4 million and only $5.1 million in total liabilities.

●	Bridgeline acquired TMX Interactive in May 2010, expanding its presence into the Philadelphia marketplace.

Highlights from the first six months of fiscal 2010 include:

●	Non-GAAP adjusted net income of $637 thousand

●	Income from operations of $272 thousand and net income of $240 thousand

●	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) and before stock compensation of $1,216

“While our pipeline remained strong over the past 6 months we have seen consistent macroeconomic uncertainties cause a lot of our customers to delay their planned spending, “stated Thomas Massie, Chairman and Chief Executive Officer of Bridgeline.  “However, we have recently begun to see our customer decision-making speed up and we are excited about the outlook for the remaining two quarters of 2010.”

Recurring Revenue Trends

Of Bridgeline’s 636 customers as of March 31, 2010, 490 or 77% paid either a monthly subscription license fee or a managed service fee.  Bridgeline’s retention rate of recurring revenue customers for the three months ended March 31, 2010 was 70%.

On an annualized basis, recurring revenue for the quarter ended March 31, 2010, was $3.2 million, compared with annualized recurring revenue of $3.4 million for the same period of the prior year. Annualized recurring revenue is derived by multiplying the actual results for the quarter by four.

	Three Months Ended March 31
	2010	2009
Annualized Recurring Revenue	$3,223,000	$3,368,000
Year over Year Change %	(4%)
Retention Rate	70%

Annualized recurring revenue, exclusive of managed service hosting, was $1.2 million for the three months ended March 31, 2010, compared with $1.1 million for the same period one year ago, an increase of 9%.

Results of Operations for the Three Months Ended March 31, 2010, Compared to March 31, 2009

For the three months ended March 31, 2010, our revenue was $5.4 million compared with $6.1 million for the same period of 2009, a decrease of 11%.  Gross profit was $2.8 million compared with $3.4 million for the same period of 2009, representing a decrease of 18%.  Gross profit margins were 51.8% compared with 56.0% for the same period of 2009. Income from operations was $30 thousand compared with $251 thousand for the same period of 2009.  Net income for the three month period was $20 thousand compared with $218 thousand in the same period of 2009.  Earnings per diluted share were $-0- compared with $.02 for the same period of the prior year. Non-GAAP adjusted net income was $166 thousand and non-GAAP adjusted earnings per diluted share was $.01 for the three months ended March 31, 2010, compared with $393 thousand and $.03 for the corresponding period of 2009.

Results of Operations for the Six Months Ended March 31, 2010, Compared to March 31, 2009

For the six months ended March 31, 2010, our revenue was $10.9 million compared with $12.6 million for the same period of 2009, a decrease of 13%.  Gross profit was $5.8 million compared with $7.0 million for the same period of 2009, representing a decrease of 17%.  Gross profit margins were 53.6% compared with 55.6% for the same period of 2009. Income from operations was $272 thousand compared with $438 thousand for the same period of 2009.  Net income for the six month period was $240 thousand compared with $383 thousand in the same period of 2009.  Earnings per diluted share were $.02 compared with $.04 for the same period of the prior year.  Non-GAAP adjusted net income was $637 thousand and non-GAAP adjusted earnings per diluted share was $.05 in for the six months ended March 31, 2010, compared with $874 thousand and $.08 for the corresponding period of 2009.

For further information, please refer to our quarterly report on Form 10-Q for the period ended March 31, 2010 as filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, impairment charges, amortization of intangible assets, stock based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share is defined as earnings before interest, taxes, depreciation and amortization and before stock compensation and impairment charges (“EBITDA”).  Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's business.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Subsequent Event

On May 11, 2010 Bridgeline Digital announced the acquisition of selective assets of TMX Interactive expanding Bridgeline Digital’s presence into the Philadelphia region.

Founded in 1999, TMX Interactive was an award-wining interactive technology company that provided web application development, web design, usability, and content management system implementation services for its customers. In 2005, 2006, 2007, and 2008, TMX won numerous industry related awards and was recognized by the Internet Advertising Competition (IAC) as one of the top Interactive Companies in the United States. In 2009, Ektron, a developer of web content management software, recognized TMX as its “Rookie Partner of the Year”.

TMX Interactive had annual sales of approximately $2.4 million in 2009 and is headquartered just outside of Philadelphia, Pennsylvania servicing a .NET customer base that includes LG Electronics, Northwestern Mutual, PNC Bank, and Sony.

No revenue, gross profit margin, or income associated with the TMX acquisitions have been recorded in Bridgeline’s second quarter of 2010 results; however some related acquisition expenses are recorded in this period.

Bridgeline Digital acquired TMX Interactive for $1.7 million in a combination of cash, debt, earn out, and deferred revenue consideration.

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Dollars in thousands, except share and per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Reconciliation of GAAP net income to non-GAAP adjusted net income
GAAP net income	$20	$218	$240	$383
Amortization of intangible assets	142	44	283	234
Stock based compensation	103	145	173	282
Tax effect of non-GAAP adjustments	(99)	(14)	(59)	(25)
Non-GAAP adjusted net income	$166	$393	$637	$874

Reconciliation of GAAP earnings per diluted share to non-GAAP adjusted earnings per diluted share
GAAP earnings per diluted share	$—	$.02	$.02	$.04
Amortization of intangible assets	.01	—	.02	.02
Stock based compensation	.01	.01	.01	.02
Tax effect of non-GAAP adjustments	(.01)	—	—	—
Non-GAAP adjusted earnings per diluted share	$.01	$.03	$.05	$.08

Reconciliation of GAAP net income to Adjusted EBITDA
GAAP net income	$20	$218	$240	$383
Taxes	15	20	31	20
Interest	(5)	13	1	35
Amortization of intangible assets	142	44	283	234
Depreciation	187	205	371	402
EBITDA	359	500	926	1,074
Other amortization	66	54	117	108
Stock based compensation	103	145	173	282
Adjusted EBITDA	$528	$699	$1,216	$1,464

Reconciliation of GAAP net earnings per diluted share to Adjusted EBITDA per diluted share
GAAP net earnings per diluted share	$—	$.02	$.02	$.03
Taxes	—	—	—	.01
Interest	—	—	—	.01
Amortization of intangible assets	.01	.00	.02	.02
Depreciation	.02	.02	.03	.03
Other amortization	—	.01	.01	.01
Stock based compensation	.01	.01	.02	.02
Adjusted EBITDA per diluted share	$.04	$.06	$.10	$.13

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Revenue:
Web application development services	$4,525	$5,126	$9,138	$10,674
Managed service hosting	506	656	1,000	1,254
Subscription and perpetual licenses	356	317	728	644
Total revenue	5,387	6,099	10,866	12,572
Cost of revenue:
Web application development services	2,273	2,364	4,451	5,005
Managed service hosting services	159	171	288	305
Subscription and perpetual licenses	167	147	300	270
Total cost of revenue	2,599	2,682	5,039	5,580
Gross profit	2,788	3,417	5,827	6,992
Operating expenses:
Sales and marketing	1,170	1,628	2,420	3,258
General and administrative	1,032	1,027	2,201	2,069
Research and development	250	284	325	635
Depreciation and amortization	306	227	609	592
Total operating expenses	2,758	3,166	5,555	6,554
Income from operations	30	251	272	438
Interest income (expense) net	5	(13)	(1)	(35)
Income before income taxes	35	238	271	403
Income taxes	15	20	31	20
Net income	$20	$218	$240	$383

Net income per share:
Basic	$—	$.02	$.02	$.04
Diluted	$—	$.02	$.02	$.04
Number of weighted average shares:
Basic	11,186,145	11,012,808	11,184,156	10,891,537
Diluted	11,755,919	11,058,933	11,650,060	10,938,201

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
 (Dollars in thousands, except share and per share data)

ASSETS
	March 31, 2010	September 30, 2009
Current assets:
Cash and cash equivalents	$3,293	$3,060
Accounts receivable and unbilled receivables, net	3,724	3,468
Prepaid expenses and other current assets	367	320
Total current assets	7,384	6,848
Equipment and improvements, net	1,210	1,448
Intangible assets, net	1,207	1,490
Goodwill, net	14,656	13,899
Other assets	921	570
Total assets	$25,378	$24,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$729	$714
Accrued liabilities	756	786
Accrued earnouts	287	408
Line of credit	1,650	1,000
Capital lease obligations, current	49	77
Deferred revenue	1,139	890
Total current liabilities	4,610	3,875
Capital lease obligations, net of current portion	48	62
Other long term liabilities	411	414
Total liabilities	5,069	4,351

Commitments and contingencies

Stockholders’ equity:
C Preferred stock — $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock — $0.001 par value; 20,000,000 shares authorized; 11,188,208 and 11,182,209 shares issued and outstanding, respectively	11	11
Additional paid-in capital	35,798	35,620
Accumulated deficit	(15,371)	(15,611)
Accumulated other comprehensive income	(129)	(116)
Total stockholders’ equity	20,309	19,904
Total liabilities and stockholders’ equity	$25,378	$24,255

About Bridgeline Digital, Inc

Bridgeline is a developer of SaaS-based web application management software and award-winning interactive technology solutions that help organizations optimize business processes. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, Analytics, eCommerce, and eMarketing capabilities – enabling business users to swiftly enhance and optimize the value of their web properties.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline's teams of developers specialize in web application development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline is headquartered near Boston with additional locations in Atlanta, Chicago, Cleveland, Denver, New York, Philadelphia, Washington, D.C., and Bangalore, India. Bridgeline currently has over 600 customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Healthcore, Sun Chemical, Marriott International, Berkshire Life, PODS, Honeywell, Budget Rental Car, Washington Redskins, Berkshire Bank, National Financial Partners, The William T. Grant Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, the American Academy of Pediatrics, and Shaw Industries (a Berkshire Hathaway company). To learn more about Bridgeline, please visit www.blinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the global financial deterioration on our business, our inability to manage our future growth effectively or profitably, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the performance of our products, our ability to protect our proprietary technology, the security of our software, our ability to maintain our listing on the Nasdaq Capital Market, our dependence on our management team and key personnel, and our ability to hire and retain future key personnel, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Digital, Inc.
Ronald M. Levenson
Executive Vice President & CFO
781-497-3015
rlevenson@blinedigital.com